                                                                    Exhibit 23.2


[WOLF AND COMPANY, P.C. LOGO]                  One International Place
                                               Boston, Massachusetts 02110-9801
                                               617/439-9700 * fax 617/439-0476
Certified Public Accountants
   and Business Consultants                    1441 Main Street
                                               Springfield, Massachusetts 01103
                                               413/747-9042 * fax 413/733-1990

                                               http://www.wolfandco.com
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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Medford Bancorp, Inc. (Proposed Holding Company for Medford Savings
Bank) of our report dated January 24, 1997 appearing in the Annual Report on Form F-2 for the year ended December 31, 1996 and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.


Boston, Massachusetts
November 25, 1997



















     Member of Associated Regional Accounting Firms and TGI International